Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form F-3 (No. 333-121611) and related Prospectus of LanOptics Ltd. for the registration of 1,846,800 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 17, 2004 (except for Note 18 which is dated March 8, 2004 and as to Note 1b, which is dated December 21, 2004), with respect to the consolidated financial statements of LanOptics Ltd. included in its Annual Report (Form 20-F/A3) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                   /s/ Kost, Forer, Gabbay & Kasierer
                                   ---------------------------------------------
                                   KOST, FORER, GABBAY & KASIERER
Tel Aviv Israel                           (formerly Kost, Forer & Gabbay)
January 24,2005                    Independent registered public accounting firm